Filed pursuant to Rule 433
Registration No. 333-130684

Morgan Stanley Mortgage Loan Trust 2007-12
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-12

Morgan Stanley Mortgage Capital Inc.
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

IMPORTANT NOTICE RELATING TO AUTOMATICALLY
GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Preliminary Termsheet
[$511,531,774]
Approximate

Morgan Stanley Mortgage Loan Trust 2007-12
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-12
Senior Certificates

Morgan Stanley Mortgage Capital Holdings LLC
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)
IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein.  This is not a research report and was not prepared by the Morgan Stanley research department.  It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel.  This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

MORGAN STANLEY Securitized Products Group	July 27, 2007

 [$511,531,774](Approximate)
Morgan Stanley Mortgage Loan Trust 2007-12
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-12
Senior Certificates

Morgan Stanley Mortgage Capital Holdings LLC
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)

Wells Fargo Bank, National Association
(Master Servicer)

Transaction Highlights

						Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	S&P	Fitch
Offered Certificates
Class 1-A-1	$22,270,000	5.50000%	Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 1-A-2	$21,468,000	5.50000%	Senior, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 1-A-3	$802,000	5.50000%	Senior, Mezzanine, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 1-A-P	$211,406	Principal Only (6)	Senior	N/A (6)	N/A	AAA	AAA
Class 2-A-1	$23,171,000	6.00000%	Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 2-A-2	$22,336,000	6.00000%	Senior, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 2-A-3	$835,000	6.00000%	Senior, Mezzanine, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 2-A-X	Notional (7)	6.00000%	Senior, Notional Amount, Interest Only	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-1	$13,806,000	6.00000%	Senior, NAS, Super Senior	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-2	$2,491,000	6.00000%	Senior, NAS, Mezzanine	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-3	$25,120,000	6.00000%	Senior, Planned Balance, Super Senior	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-4	$75,000,000	6.25000%	Senior, Accretion Directed, Targeted Balance	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-5	$24,960	6.25000%	Senior, Accrual, Companion	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-6	$3,126,040	Principal Only (6)	Senior, Companion, Super Senior	N/A (6)	N/A	AAA	AAA
Class 3-A-7	$17,822,000	6.00000%	Senior, Accretion Directed, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	S&P	Fitch
Class 3-A-8	$6,828,000	6.00000%	Senior, Accrual, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-9	$24,650,000	6.00000%	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-10	$8,108,000	6.00000%	Senior, Pass-Through, Mezzanine	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-11	$24,531,000	6.00000%	Senior, NAS, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-12	$61,708,000	6.00000%	Senior, Sequential, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-13	$92,562,000	6.00000%	Senior, Sequential, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-14	$154,270,000	6.00000%	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-15	$168,009,000	6.00000%	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-16	$13,739,000	6.00000%	Senior, Sequential, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-17	$17,752,000	6.00000%	Senior, Accretion Directed, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-18	$6,800,000	6.00000%	Senior, Accrual, Super Senior, Depositable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-19	$38,291,000	6.00000%	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-20	$24,552,000	6.00000%	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-21	$49,202,000	6.00000%	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-22	$217,092,000	6.00000%	Senior, Pass-Through, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-23	$186,078,857	Floating Rate (8)	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-24	Notional (7)	Inverse Floating Rate (9)	Senior, Notional Amount, Interest Only, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-25	$31,013,143	Principal Only (6)	Senior, Sequential, Super Senior, Exchangeable (3)	N/A (6)	N/A	AAA	AAA
Class 3-A-26	$31,013,143	Inverse Floating Rate (10)	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-27	$186,078,857	Floating Rate (11)	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Initial Rating of the Certificates (2)
Class	Initial Principal Balance (1)	Pass- Through Rate	Principal Types	Accrual Period	Interest Accrual Convention	S&P	Fitch
Class 3-A-28	Notional (7)	Inverse Floating Rate (12)	Senior, Notional Amount, Interest Only, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-29	$31,013,143	Inverse Floating Rate (13)	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-30	$186,078,857	Floating Rate (14)	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-31	Notional (7)	Inverse Floating Rate (15)	Senior, Notional Amount, Interest Only, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-32	$31,013,143	Inverse Floating Rate (16)	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-33	$173,673,600	Floating Rate (17)	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-34	Notional (7)	Inverse Floating Rate (18)	Senior, Notional Amount, Interest Only, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-35	$43,418,400	Principal Only (6)	Senior, Sequential, Super Senior, Exchangeable (3)	N/A (6)	N/A	AAA	AAA
Class 3-A-36	$43,418,400	Inverse Floating Rate (19)	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-37	$217,092,000	5.75000%	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-38	Notional (7)	6.00000%	Senior, Notional Amount, Interest Only, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-39	$217,092,000	5.50000%	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-40	Notional (7)	6.00000%	Senior, Notional Amount, Interest Only, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-41	$108,546,000	5.75000%	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-42	$108,546,000	6.25000%	Senior, Sequential, Super Senior, Exchangeable (3)	Calendar month (4)	30/360 (5)	AAA	AAA
Class 3-A-P	$5,589,268	Principal Only (6)	Senior, Principal Only	N/A (6)	N/A	AAA	AAA
Class 4-A-1	$76,936,000	Floating Rate (20)	Senior, Pass-Through, Depositable (3)	25th to 24th (21)	30/360 (5)	AAA	AAA
Class 4-A-2	Notional (7)	Inverse Floating Rate (22)	Senior, Notional Amount, Interest Only	25th to 24th (21)	30/360 (5)	AAA	AAA
Class 4-A-3	$73,859,000	Floating Rate (23)	Senior, Pass-Through, Super Senior, Exchangeable (3)	25th to 24th (21)	30/360 (5)	AAA	AAA
Class 4-A-4	$3,077,000	Floating Rate (24)	Senior, Pass-Through, Mezzanine, Exchangeable (3)	25th to 24th (21)	30/360 (5)	AAA	AAA
Class 4-A-5	Notional (7)	Toggle (25)	Senior, Notional Amount, Interest Only, Exchangeable (3)	25th to 24th (21)	30/360 (5)	AAA	AAA
Class 4-A-X	Notional (7)	7.50000%	Senior, Notional Amount, Interest Only	Calendar month (4)	30/360 (5)	AAA	AAA
Class B-1	$9,033,000	Variable (26)	Subordinate	Calendar month (4)	30/360 (5)	AA	(27)
Class B-2	$3,355,000	Variable (26)	Subordinate	Calendar month (4)	30/360 (5)	A	(27)
Class B-3	$1,548,000	Variable (26)	Subordinate	Calendar month (4)	30/360 (5)	BBB	(27)
Class A-R	$100	6.00000%	Senior, Residual	Calendar month (4)	30/360 (5)	AAA	AAA

Non-Offered Certificates
Class B-4	$1,549,000	Variable (26)	Subordinate	Calendar month (4)	30/360 (5)	BB	(27)
Class B-5	$1,806,000	Variable (26)	Subordinate	Calendar month (4)	30/360 (5)	B	(27)
Class B-6	$1,292,228	Variable (26)	Subordinate	Calendar month (4)	30/360 (5)	(27)	(27)
Class P	$1,000	N/A (28)	N/A	N/A	N/A	(27)	(27)

Notes:
(1)	Approximate, subject to adjustment as described in this prospectus supplement.
(2)	A description of the ratings of the offered certificates is set forth under the heading “Ratings” in this prospectus supplement.
(3)
Certain proportions of the classes of depositable certificates may be deposited in exchange for one or more classes of exchangeable certificates, as applicable, as described in this prospectus supplement under “Description of the Certificates—Exchangeable Certificates.”  Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered.  The maximum initial respective class principal balances or notional amounts, as applicable, of the classes of exchangeable certificates are set forth in the table but are not included in the aggregate class principal balance of the certificates offered by this prospectus supplement.

(4)	The interest accrual period for this class of certificates and any distribution date will be the calendar month before the month of that distribution date.
(5)	Interest will accrue for this class of certificates at the rate described in this table on the basis of a 360 day year divided into twelve 30-day months.
(6)	The Class 1-A-P, Class 3-A-6, Class 3-A-25, Class 3-A-35 and Class 3-A-P Certificates are principal only certificates and are not entitled to receive any distributions of interest.
(7)
Interest will accrue on the respective notional amounts of the Class 2-A-X, Class 3-A-24, Class 3-A-28, Class 3-A-31, Class 3-A-34, Class 3-A-38, Class 3-A-40, Class 4-A-2, Class 4-A-5 and Class 4-A-X Certificates, initially equal to approximately $989,479, $186,078,857, $186,078,857, $186,078,857, $173,673,600, $9,045,500, $18,091,000, $76,936,000, $3,077,000 and $33,624, respectively, at the respective per annum rates described in this prospectus supplement.  These certificates will not receive any distributions of principal.

(8)
The pass-through rate for the Class 3-A-23 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.50000%, subject to a maximum per annum rate of 7.00000% and a minimum rate of 0.50000%.  The pass-through rate for the Class 3-A-23 Certificates for the first distribution date will be a per annum rate of approximately 5.82000%.

(9)
The pass-through rate for the Class 3-A-24 Certificates for any distribution date will be a per annum rate equal to 6.50000% minus one-month LIBOR, subject to a maximum per annum rate of 6.50000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 3-A-24 Certificates for the first distribution date will be a per annum rate of approximately 1.18000%.

(10)
The pass-through rate for the Class 3-A-26 Certificates for any distribution date will be a per annum rate equal to (1) 39.00000% minus (2) the product of 6 and one-month LIBOR, subject to a maximum per annum rate of 39.00000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 3-A-26 Certificates for the first distribution date will be a per annum rate of approximately 7.08000%.

(11)
The pass-through rate for the Class 3-A-27 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.55000%, subject to a maximum per annum rate of 7.00000% and a minimum rate of 0.55000%.  The pass-through rate for the Class 3-A-27 Certificates for the first distribution date will be a per annum rate of approximately 5.87000%.

(12)
The pass-through rate for the Class 3-A-28 Certificates for any distribution date will be a per annum rate equal to 6.45000% minus one-month LIBOR, subject to a maximum per annum rate of 6.45000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 3-A-28 Certificates for the first distribution date will be a per annum rate of approximately 1.13000%.

(13)
The pass-through rate for the Class 3-A-29 Certificates for any distribution date will be a per annum rate equal to (1) 38.70000% minus (2) the product of 6 and one-month LIBOR, subject to a maximum per annum rate of 38.70000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 3-A-29 Certificates for the first distribution date will be a per annum rate of approximately 6.78000%.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

(14)
The pass-through rate for the Class 3-A-30 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.60000%, subject to a maximum per annum rate of 7.00000% and a minimum rate of 0.60000%.  The pass-through rate for the Class 3-A-30 Certificates for the first distribution date will be a per annum rate of approximately 5.92000%.

(15)
The pass-through rate for the Class 3-A-31 Certificates for any distribution date will be a per annum rate equal to 6.40000% minus one-month LIBOR, subject to a maximum per annum rate of 6.40000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 3-A-31 Certificates for the first distribution date will be a per annum rate of approximately 1.08000%.

(16)
The pass-through rate for the Class 3-A-32 Certificates for any distribution date will be a per annum rate equal to (1) 38.40000% minus (2) the product of 6 and one-month LIBOR, subject to a maximum per annum rate of 38.40000% and a minimum rate of 0.00000%. The pass-through rate for the Class 3-A-32 Certificates for the first distribution date will be a per annum rate of approximately 6.48000%.

(17)
The pass-through rate for the Class 3-A-33 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.40000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.40000%.  The pass-through rate for the Class 3-A-33 Certificates for the first distribution date will be a per annum rate of approximately 5.72000%.

(18)
The pass-through rate for the Class 3-A-34 Certificates for any distribution date will be a per annum rate equal to 7.10000% minus one-month LIBOR, subject to a maximum per annum rate of 7.10000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 3-A-34 Certificates for the first distribution date will be a per annum rate of approximately 1.78000%.

(19)
The pass-through rate for the Class 3-A-36 Certificates for any distribution date will be a per annum rate equal to (1) 28.40000% minus (2) the product of 4 and one-month LIBOR, subject to a maximum per annum rate of 28.40000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 3-A-36 Certificates for the first distribution date will be a per annum rate of approximately 7.12000%.

(20)
The pass-through rate for the Class 4-A-1 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.40000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.40000%.  The pass-through rate for the Class 4-A-1 Certificates for the first distribution date will be a per annum rate of approximately 5.72000%.

(21)
The interest accrual period for this class of certificates and any distribution date will be one-month, commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month in which that distribution date occurs.

(22)
The pass-through rate for the Class 4-A-2 Certificates for any distribution date will be a per annum rate equal to 7.10000% minus one-month LIBOR, subject to a maximum per annum rate of 7.10000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 4-A-2 Certificates for the first distribution date will be a per annum rate of approximately 1.78000%.

(23)
The pass-through rate for the Class 4-A-3 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.39000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0.39000%.  The pass-through rate for the Class 4-A-3 Certificates for the first distribution date will be a per annum rate of approximately 5.71000%.

(24)
The pass-through rate for the Class 4-A-4 Certificates for any distribution date will be a per annum rate equal to the sum of one-month LIBOR plus 0.64000%, subject to a maximum per annum rate of 7.50000% and a minimum rate of 0. 64000%.  The pass-through rate for the Class 4-A-4 Certificates for the first distribution date will be a per annum rate of approximately 5.96000%.

(25)
The pass-through rate for the Class 4-A-5 Certificates for any distribution date (a) on which one-month LIBOR is less than or equal to 7.10000% per annum will be a per annum rate equal to the excess, if any, of one-month LIBOR over 6.86000%, and (b) on which one-month LIBOR is greater than 7.10000% per annum will be a per annum rate equal to the product of (1) 24 and (2) 7.11000% minus one-month LIBOR, in each case, subject to a maximum per annum rate of 0.24000% and a minimum rate of 0.00000%.  The pass-through rate for the Class 4-A-5 Certificates for the first distribution date will be a per annum rate of approximately 0.00000%.

(26)
The pass-through rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for any distribution date will be a per annum rate equal to the sum of: (1) 5.50000% multiplied by the excess of the aggregate stated principal balance of the collateral allocation group 1 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate class principal balance of the group 1 senior certificates immediately prior to that distribution date, (2) 6.00000% multiplied by the excess of the aggregate stated principal balance of the collateral allocation group 2 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate class principal balance of the group 2 senior certificates immediately prior to that distribution date, (3) 6.00000% multiplied by the excess of the aggregate stated principal balance of the collateral allocation group 3 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate class principal balance of the group 3 senior certificates immediately prior to that distribution date, and (4) 7.50000% multiplied by the excess of the aggregate stated principal balance of the collateral allocation group 4 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate class principal balance of the group 4 senior certificates immediately prior to that distribution date; divided by the aggregate of the class principal balances of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates immediately prior to that distribution date.  The pass-through rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for the first distribution date will be a per annum rate of approximately 6.21231%.

(27)	The depositor has not requested that this class of certificates be rated by this rating agency.
(28)	The Class P Certificates will receive all payments in respect of prepayment penalties on the mortgage loans and are not entitled to receive any distributions of interest.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

This information should be read in conjunction with the Free Writing Prospectus dated June 12, 2007 (the “Free Writing Prospectus”)

Issuing Entity:

Morgan Stanley Mortgage Loan Trust 2007-12.

Depositor:

Morgan Stanley Capital I Inc. The offered certificates will be issued under the depositor’s registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:

Morgan Stanley Mortgage Capital Holdings LLC

Originators:

Morgan Stanley Mortgage Capital Holdings LLC is expected to be the originator for approximately 55.22% and approximately 77.47% of Collateral Allocation Group 3 and Collateral Allocation Group 4 Mortgage Loans, respectively, by principal balance as of the cut-off date.

Morgan Stanley Credit Corporation is expected to be the originator for approximately 86.82%, approximately 57.96%, approximately 27.94% and approximately 13.81% of Collateral Allocation Group 1, Collateral Allocation Group 2, Collateral Allocation Group 3 and Collateral Allocation Group 4 Mortgage Loans, respectively, by principal balance as of the cut-off date.

GreenPoint Mortgage Funding, Inc is expected to be the originator of approximately 18.39% of Collateral Allocation Group 2 Mortgage Loans by principal balance as of the cut-off date.

IndyMac Bank, F.S.B  is expected to be the originator for approximately 12.79% of Collateral Allocation Group 2 Mortgage Loans by principal balance as of the cut-off date.

No other originator is expected to have originated more than 10% of the Mortgage Loans by principal balance as of the cut-off date in any Collateral Allocation Group.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Servicers:

GMAC Mortgage Corporation is expected to be the initial servicer of approximately 39.44% and approximately 47.49% of the Collateral Allocation Group 3 and Collateral Allocation Group 4 Mortgage Loans, respectively, by principal balance as of the cut-off date.  See Exhibit 2.

Morgan Stanley Credit Corporation is expected to be the servicer for approximately 86.82%, approximately 57.96%, approximately 27.94% and approximately 13.81% of Collateral Allocation Group 1, Collateral Allocation Group 2, Collateral Allocation Group 3 and Collateral Allocation Group 4 Mortgage Loans, respectively, by principal balance as of the cut-off date.  See Exhibit 3.

Saxon Mortgage Services, Inc. is expected to be a servicer of approximately 29.69% and approximately 37.31% of Collateral Allocation Group 3 and Collateral Allocation Group 4 Mortgage Loans, respectively, by principal balance as of the cut-off date.  See Exhibit 4.

GreenPoint Mortgage Funding, Inc is expected to be the servicer of approximately 18.39% of Collateral Allocation Group 2 Mortgage Loans by principal balance as of the cut-off date.

IndyMac Bank, F.S.B  is expected to be the servicer for and approximately 12.79% of Collateral Allocation Group 2 Mortgage Loans by principal balance as of the cut-off date.

No other servicer is expected to be the direct servicer for more than 10% of the mortgage loans by principal balance as of the cut-off date in any Collateral Allocation Group.

Servicing Fee:

The Servicing Fee Rate is expected to be 0.250% per annum.  For its compensation the Master Servicer will receive reinvestment income on amounts on deposit for the period from between the Servicer Remittance Date and the Distribution Date.  From its compensation, the master servicer will pay the fees of the Securities Administrator and the Trustee and any Custodians’ ongoing (safekeeping and loan file release only) fees.

Servicer Remittance Date:

Generally, the 18th of the month in which the Distribution Date occurs.

Master Servicer / Securities Administrator

Wells Fargo Bank, National Association.

Trustee:

LaSalle Bank National Association.

Manager:

Morgan Stanley (solelead manager)

Rating Agencies:

The Offered Certificates are expected to be rated by two out of the three major rating agencies;  Standard & Poor’s, Moody’s Investors Service or Fitch.

Offered Certificates:

The Class 1-A, Class 2-A, Class 3-A and Class 4-A Certificates.

Class 1-A Certifcates

The Class 1-A and Class 1-A-P Certificates and any other Classes of Certificates resulting from the division of the Class 1-A Certificates and having a distribution priority over the Subordinate Certificates.  Portions of certain Classes of the Class 1-A Certificates may be exchanged for other Classes of Class 1-A Certificates to the extent described in the prospectus supplement.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Class 2-A Certifcates

The Class 2-A and Class 2-A-X Certificates and any other Classes of Certificates resulting from the division of the Class 2-A Certificates and having a distribution priority over the Subordinate Certificates.  Portions of certain Classes of the Class 2-A Certificates may be exchanged for other Classes of Class 2-A Certificates to the extent described in the prospectus supplement.

Class 3-A Certifcates

The Class 3-A, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-8, Class 3-A-10, Class 3-A-11, Class 3-A-12, Class 3-A-13, Class 3-A-16, Class 3-A-17, Class 3-A-18, Class 3-A-P and Class A-R Certificates and any other Classes of Certificates resulting from the division of the Class 3-A Certificates and having a distribution priority over the Subordinate Certificates.  Portions of certain Classes of the Class 3-A Certificates may be exchanged for other Classes of Class 3-A Certificates to the extent described in the prospectus supplement.

Class 4-A Certifcates

The Class 4-A-1, Class 4-A-2 and Class 4-A-X Certificates and any other Classes of Certificates resulting from the division of the Class 3-A Certificates and having a distribution priority over the Subordinate Certificates.  Portions of certain Classes of the Class 4-A Certificates may be exchanged for other Classes of Class 4-A Certificates to the extent described in the prospectus supplement.

Group 1 Senior Certificates:

The Class A-R, Class 1-A and Class 1-A-P Certificates and any classes of Certificates resulting from the division of the Group 1 Senior Certificates and having a distribution priority over the Subordinate Certificates.

Group 2 Senior Certificates:

The Class 2-A and Class 2-A-X Certificates and any classes of Certificates resulting from the division of the Group 2 Senior Certificates and having a distribution priority over the Subordinate Certificates.

Group 3 Senior Certificates:

The Class 3-A and Class 3-A-P Certificates and any classes of Certificates resulting from the division of the Group 3 Senior Certificates and having a distribution priority over the Subordinate Certificates.

Group 4 Senior Certificates:

The Class 4-A-1, Class 4-A-2 and Class 4-A-X Certificates and any classes of Certificates resulting from the division of the Group 4 Senior Certificates and having a distribution priority over the Subordinate Certificates.

Senior Certificates:

Collectively, the Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates.  Portions of certain Classes of the Senior Certificates may be exchanged for other Classes of Senior Certificates to the extent described in the prospectus supplement.

Senior Certificate Group:

The Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates.

Class A-P Certificates:

The Class 1-A-P and 3-A-P Certificates.

Class A-X Certificates:

The Class 2-A-X and 4-A-X Certificates.

LIBOR Certificates:

The Class 3-A-24, Class 3-A-26, Class 3-A-27, Class 3-A-28, Class 3-A-29, Class 3-A-30, Class 3-A-31, Class 3-A-32, Class 3-A-34, Class 3-A-36, Class 4-A-1 Class 4-A-2, Class 4-A-3, Class 4-A-4 and Class 4-A-5 Certificates

Depositable Certificates:

The Class 1-A-1, Class 2-A-1, Class 3-A-7, Class 3-A-8, Class 3-A-12, Class 3-A-13, Class 3-A-16, Class 3-A-17, Class 3-A-18 and Class 4-A-1Certificates.  Certain proportions of the Class 1-A-1, Class 2-A-1, Class 3-A-7, Class 3-A-8, Class 3-A-12, Class 3-A-13, Class 3-A-16, Class 3-A-17, Class 3-A-18 and Class 4-A-1Certificates may be deposited in exchange for the Exchangeable Certificates as described herein.

Exchangeable Certificates:

The Class 1-A-2, Class 1-A-3, Class 2-A-2, Class 2-A-3, Class 3-A-9, Class 3-A-14, Class 3-A-15, Class 3-A-19, Class 3-A-20, Class 3-A-21, Class 3-A-22, Class 3-A-23, Class 3-A-24, Class 3-A-25, Class 3-A-26, Class 3-A-27, Class 3-A-28, Class 3-A-29, Class 3-A-30, Class 3-A-31, Class 3-A-32, Class 3-A-33, Class 3-A-34, Class 3-A-35, Class 3-A-36, Class 3-A-37, Class 3-A-38, Class 3-A-39, Class 3-A-40, Class 3-A-41, Class 3-A-42, Class 4-A-3, Class 4-A-4 and Class 4-A-5 Certificates.  Certain proportions of the Class 1-A-1 Certificates may be deposited in exchange for the Class 1-A-2 and Class 1-A-3 Certificates.  Certain proportions of the Class 2-A-1 Certificates may be deposited in exchange for the Class 2-A-2 and Class 2-A-3 Certificates.  Certain proportions of the Class 3-A-7 and Class 3-A-8 Certificates may be deposited in exchange for the Class 3-A-9 Certificates.  Certain proportions of the Class 3-A-12 and Class 3-A-13 Certificates may be deposited in exchange for the Class 3-A-14 Certificates.  Certain proportions of the Class 3-A-14 and Class 3-A-16 Certificates may be deposited in exchange for the Class 3-A-15 Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Certain proportions of the Class 3-A-16 and Class 3-A-20 Certificates may be deposited in exchange for the Class 3-A-19 Certificates.  Certain proportions of the Class 3-A-17 and Class 3-A-18 Certificates may be deposited in exchange for the Class 3-A-20 Certificates.  Certain proportions of the Class 3-A-9  and Class 3-A-20 Certificates may be deposited in exchange for the Class 3-A-21 Certificates.  Certain proportions of the Class 3-A-11, Class 3-A-14 and Class 3-A-19 Certificates may be deposited in exchange for either (i) the Class 3-A-22 Certificates,  (ii) the Class 3-A-23, Class 3-A-24 and Class 3-A-25 Certificates, (iii) the Class 3-A-25, Class 3-A-27 and 3-A-28 Certificates, (iv) the Class 3-A-25, Class 3-A-30 and Class 3-A-31 Certificates, (v) the Class 3-A-33, Class 3-A-34 and Class 3-A-35 Certificates, (vi) the Class 3-A-23 and Class 3-A-26 Certificates, (vii) the Class 3-A-27 and Class 3-A-29 Certificates, (viii) the Class 3-A-30 and Class 3-A-32 Certificates, (ix) the Class 3-A-33 and Class 3-A-36 Certificates, (x) the Class 3-A-37 and Class 3-A-38 Certificates, (xi) the Class 3-A- 39 and Class 3-A-40 Certificates, (xi) the Class 3-A-41 and Class 3-A-42 Certificates, (xii) the Class 3-A-23, Class 3-A-24 and Class 3-A-37 Certificates, (xiii) the Class 3-A-27, Class 3-A-28 and Class 3-A-37 Certificates, (xiv) the Class 3-A-30, Class 3-A-31 and Class 3-A-37 Certificates, (xv) the Class 3-A-34, Class 3-A-35 and Class 3-A-37 Certificates, (xvi) the Class 3-A-23, Class 3-A-24 and Class 3-A-39 Certificates, (xvii) the Class 3-A-27, Class 3-A-28 and Class 3-A-39 Certificates, (xviii) the Class 3-A-30, Class 3-A-31 and Class 3-A-39 Certificates and/or (xix) the Class 3-A-33, Class 3-A-34 and Class 3-A-39 Certficates only in the combinations shown in Annex I.  Certain proportions of the Class 4-A-1 Certificates may be deposited in exchange for the Class 4-A-3, Class 4-A-4 and Class 4-A-5 Certificates only in the combinations shown in Annex I.  Each exchange may be effected only in proportions that the initial Class Principal Balances of such certificates bear to one another as shown in Annex I and result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered. For a description of the procedures and conditions for any exchange, please refer to the prospectus supplement.

The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Principal Balances of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions.

The characteristics of the classes of Exchangeable Certificates within a permitted combination, in the aggregate, will reflect the characteristics of the related classes (or portions thereof) of Depositable Certificates. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange Depositable certificates for Exchangeable certificates and vice versa:

•           at the time of the proposed exchange, a certificateholder must own certificates of the related classes in the proportions necessary to make the desired exchange;
•           a certificateholder that does not own the certificates may be unable to obtain the necessary Depositable certificates or Exchangeable certificates;
•           the certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them;
•           certain certificates may have been purchased or placed into other financial structures and thus be unavailable;
•           principal distributions will decrease the amounts available for exchange over time;
•           only the combinations listed on Annex I are permitted; and
•           you must own the required class or classes of depositable certificates to participate in an exchange and receive the corresponding class or classes of exchangeable certificates, and you must own the required class or classes of exchangeable certificates to participate in an exchange and receive the corresponding class or classes of depositable certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Subordinate Certificates:

The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, and Class B-6 Certificates.

Certificates:

The Group 1 Senior Certificates, Group 2 Senior Certificates, Group 3 Senior Certificates and Group 4 Senior Certificates and the Subordinate Certificates.  Such certificates may be referred to individually or collectively as the Certificates.

Expected Closing Date:

July 31, 2007 through DTC and, upon request only, through Euroclear or Clearstream.

Cut-off Date:

July 1, 2007.

Forms and Denomination:

The Offered Certificates will be issued in book-entry form and in minimum dollar denominations of $25,000, or $100,000 with an addition increment of $1,000 as disclosed in the prospectus supplement however, the Class 3-A-5 Certificates will be issued and available only in book entry form, in a denomination of $24,960 initial principal balance.  The Class 4-A-X Certificates will be issued and available only in book entry form, in a denomination of $33,624 initial notional amount.

Pricing Speed:

300% PSA as described in Exhibit 1.

Credit Enhancement:

Credit enhancement will be provided by:

•	The subordination of one or more classes of the securities of the series
•	The preferential allocation of some or all of the prepayments on the Mortgage Loans to the Senior Certificates in order to increase the level of subordination in the trust.

Record Date:

For each class of certificates, except for the Class 4-A-1, Class 4-A-2 Class 4-A-3, Class 4-A-4 and Class 4-A-5 Certificates, and any distribution date, the last business day of the calendar month immediately prior to the month in which that distribution date occurs.  For the Class 4-A-1, Class 4-A-2 Class 4-A-3, Class 4-A-4 and Class 4-A-5 Certificates, and any distribution date, the business day immediately preceding that distribution date.

Accrual Period:

The interest accrual period for all Classes of Certificates, except for the Class 4-A-1, Class 4-A-2 Class 4-A-3, Class 4-A-4 and Class 4-A-5 Certificates, and any distribution date is the calendar month immediately prior to the month in which the relevant distribution date occurs.    For the Class 4-A-1, Class 4-A-2 Class 4-A-3, Class 4-A-4 and Class 4-A-5 Certificates, and any distribution date will be one-month, commencing on the 25th day of the month prior to the month in which the distribution date occurs and ending on the 24th day of the month in which that distribution date occurs.

Interest on all Certificates is required to be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distribution Dates:

The 25th of each month, or if such day is not a business day, on the next business day, beginning in August 2007.

Last Scheduled Distribution Date:

For the Group 1 Senior Certificates and Group 2 Senior Certificates, the Distribution Date occurring in [August 2022].  For the Group 3 Senior Certificates, Group 4 Senior Certificates and the Subordinate Certificates, the Distribution Date occurring in [August 2037].

Optional Termination:

On any Distribution Date on or after the distribution date in which the aggregate stated principal balance of the Mortgage Loans declines to 1% or less of the aggregate stated principal balance of the Mortgage Loans as of the cut-off date, the master servicer shall have the right to purchase all of the Mortgage Loans and any related REO properties owned by the trust and thereby effect the early retirement of the Certificates.  The Master Servicer may assign its Optional Termination right to a third party.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Mortgage Loans:

The Mortgage Loans will consist of two loan groups, which will be divided into four separate Collateral Allocation Groups.

As of the Cut-off Date, the Mortgage Loans in consist of [819] fixed rate residential, first-lien mortgage loans.  The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately [$516,179,003].

As of the Cut-off Date, the Mortgage Loans from loan group 1 consist of [97] 15 year fixed rate residential, first-lien mortgage loans.  The aggregate principal balance of the Mortgage Loans from loan group 1 as of the Cut-off Date will be approximately [$47,358,135].

As of the Cut-off Date, the Mortgage Loans from loan group 2 consist of [722] 30 year fixed rate residential, first-lien mortgage loans.  The aggregate principal balance of the Mortgage Loans from loan group 2 as of the Cut-off Date will be approximately [$468,820,868].

Relationship between Loan Groups and Collateral Allocation Groups:

Each of the mortgage loans in Loan Group 1 will be allocated to Collateral Allocation Group 1 and/or Collateral Allocation Group 2 as follows:  On the closing date, the scheduled principal balance of each mortgage loan in Loan Group 1 will be allocated, based upon a fraction derived from that mortgage loan’s Net Mortgage Rate (in each case, the “Applicable Fraction”), either (i) to one Collateral Allocation Group only or (ii) between the two Collateral Allocation Groups in Loan Group 1.  The aggregate principal balance of the Mortgage Loans from Collateral Allocation Group 1 as of the Cut-off Date will be approximately $23,317,389.  Collateral Allocation Group 1 consists of 100% of 25 Loan Group 1 Mortgage Loans and portions (based upon the Applicable Fraction thereof) of 30 other Loan Group 1 Mortgage Loans.  The aggregate principal balance of the Mortgage Loans in Collateral Allocation Group 2 as of the Cut-off Date will be approximately $24,040,745.  Collateral Allocation Group 2 consists of 100% of 42 Loan Group 1 Mortgage Loans and portions (based upon the Applicable Fraction thereof) of 30 Loan Group 1 Mortgage Loans.

Each of the mortgage loans in Loan Group 2 will be allocated to Collateral Allocation Group 3 and/or Collateral Allocation Group 4 as follows:  On the closing date, the scheduled principal balance of each mortgage loan in Loan Group 2 will be allocated, based upon the Applicable Fraction, either (i) to one Collateral Allocation Group only or (ii) between the two Collateral Allocation Groups in Loan Group 2.  The aggregate principal balance of the Mortgage Loans from Collateral Allocation Group 3 as of the Cut-off Date will be approximately $388,975,920.  Collateral Allocation Group 3 consists of 100% of 255 Loan Group 2 Mortgage Loans and portions (based upon the Applicable Fraction thereof) of 462 other Loan Group 2 Mortgage Loans.  The aggregate principal balance of the Mortgage Loans from Collateral Allocation Group 4 as of the Cut-off Date will be approximately $79,844,947.  Collateral Allocation Group 4 consists of 100% of 5 Loan Group 2 Mortgage Loans and portions (based upon the Applicable Fraction thereof) of 462 Loan Group 2 Mortgage Loans.

Relationship between Loan Groups, Collateral Allocation Groups and Certificate Groups:

The certificates with a “1” prefix and the Class A-R Certificates are sometimes referred to as the Group 1 Senior Certificates and they correspond to Collateral Allocation Group 1.  The certificates with a “2” prefix are sometimes referred to as the Group 2 Senior Certificates and they correspond to Collateral Allocation Group 2.  The certificates with a “3” prefix are sometimes referred to as the Group 3 Senior Certificates and they correspond to Collateral Allocation Group 3.  The certificates with a “4” prefix are sometimes referred to as the Group 4 Senior Certificates and they correspond to Combined Collateral Allocation Group 4.

The Subordinated Certificates correspond to all the mortgage loans.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Senior P&I Portions:

There is a portion (the “Senior P&I Portion”) related to each Collateral Allocation Group, each of which will have the principal balances and pass-through rates set forth below as of the closing date:

	Initial Principal Balance	Pass- Through Rate	Related Collateral Allocation Group	Related Senior Certificate Group
Group 1 Senior P&I Portion	$[22,270,000]	5.50%	Collateral Allocation Group 1	Senior Certificate Group 1
Group 2 Senior P&I Portion	$[23,171,000]	6.00%	Collateral Allocation Group 2	Senior Certificate Group 2
Group 3 Senior P&I Portion	$[369,418,000]	6.00%	Collateral Allocation Group 3	Senior Certificate Group 3
Group 4 Senior P&I Portion	$[76,936,000]	7.50%	Collateral Allocation Group 4	Senior Certificate Group 4

The principal balance of each Senior P&I Portion as of any Distribution Date is the initial principal balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such Senior P&I Portion on all previous Distribution Dates.  As of any Distribution Date, the aggregate Class Principal Balance of the Senior Certificates will equal the aggregate principal balance of the Senior P&I Portions immediately prior to that Distribution Date.  As of any Distribution Date, the aggregate Class Principal Balance of a group of Senior Certificates will equal the aggregate principal balance of the related Senior P&I Portion immediately prior to that Distribution Date.

Substitution Adjustment Amount:

The amount by which the balance of any Mortgage Loan that is repurchased from the trust exceeds the balance of any Mortgage Loan which is then substituted.  The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated Mortgage Loan:

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Realized Loss:

A “Realized Loss” for a Liquidated Mortgage Loan is the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

REO Property

Real Estate owned by the Issuing Entity.

Depositor’s Option to Purchase Breached Mortgage Loans:

The Depositor has the option, but is not obligated, to purchase from the Issuing Entity any Breached Mortgage Loan at the Purchase Price provided that certain conditions are met.

Breached Mortgage Loan:

A Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Purchase Price:

Purchase Price shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan.

Delinquency:

As calculated using the MBA methodology, as of the cut-off date, none of the mortgage loans were more than 30 days’ delinquent.  The servicer of some of these mortgage loans has changed at least one time since they were originated.

Class Principal Balance:

The “Class Principal Balance” of any Class of Certificates as (other than any Class of Notional Amount Certificates) of any Distribution Date is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates on the Class as payments of principal, and (ii) the amount of Realized Losses (including Excess Losses) on the Applicable Fraction of the Mortgage Loans in the related Collateral Allocation Group allocated to the Class.  Notional Amount Certificates do not have a Class Principal Balance and are not entitled to receive any distributions of principal.

Due Date:

“Due Date” means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:

“Prepayment Period” generally means for any Mortgage Loan and any Distribution Date, either the calendar month preceding that Distribution Date or the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs, to and including the 15th day of the month in which such Distribution Date occurs.

Net Mortgage Rate:

The “Net Mortgage Rate” with respect to any Mortgage Loan is the related Mortgage Rate minus the Servicing Fee Rate and lender paid mortgage insurance, if any.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Applicable Fraction:

The “Applicable Fraction” of each Mortgage Loan that is allocated to Collateral Allocation Group 1 and Collateral Allocation Group 2 is as follows:

	Loan Group 1

Net Mortgage Rate of the Mortgage Loan	Collateral Allocation Group 1	Collateral Allocation Group 2

Less than or equal to 5.50%	100%	0%

Greater than 5.50% and less than 6.00%	(6.00% - Net Mortgage Rate) / 0.50%	100% - (6.00% - Net Mortgage Rate) / 0.50%
6.00% and above	0%	100%

The “Applicable Fraction” of each Mortgage Loan that is allocated to Collateral Allocation Group 3, and Collateral Allocation Group 4 is as follows:

	Loan Group 2

Net Mortgage Rate of the Mortgage Loan	Collateral Allocation Group 3	Collateral Allocation Group 4

Less than or equal to 6.00%	100%	0%

Greater than 6.00% and less than 7.50%	(7.50% - Net Mortgage Rate) / 1.50%	100% - (7.50% - Net Mortgage Rate) / 1.50%
7.50% and above	0%	100%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Non-A-P Percentage:

The Non-A-P Percentage (the “Non-A-P Percentage”) with respect to the Applicable Fraction of any Mortgage Loan in Collateral Allocation Group 1 and Collateral Allocation Group 3 with a Net Mortgage Rate less than the percentage indicated below (each a “Discount Mortgage Loan”) will be determined as follows:

Collateral Allocation Group	Net Mortgage Rate for Applicable Fraction of Mortgage Loan	Non-A-P Percentage

1	Less than 5.50%	Net Mortgage Rate divided by 5.50%

3	Less than 6.00%	Net Mortgage Rate divided by 6.00%

There are no Discount Mortgage Loans or Applicable Fractions of Mortgage Loans that are Discount Loans in Collateral Allocation Group 2 and Collateral Allocation Group 4.

The Non-A-P Percentage with respect to each Mortgage Loan or Applicable Fraction of a Mortgage Loan in Collateral Allocation Group 2 and Collateral Allocation Group 4 and with respect to the Applicable Fraction of any Mortgage Loan in Collateral Allocation Group 1 or Collateral Allocation Group 3 with a Net Mortgage Rate equal to or greater than the percentage indicated below (each a “Non-Discount Mortgage Loan”) will be 100%:

Collateral Allocation Group	Net Mortgage Rate for Applicable Fraction of Mortgage Loan

1	Greater than or equal to 5.50%

3	Greater than or equal to 6.00%

All of the Mortgage Loans or Applicable Fractions thereof in Collateral Allocation Group 2 and Collateral Allocation Group 4 are Non-Discount Mortgage Loans.

A-P Percentage

The A-P Percentage (the “A-P Percentage”) with respect to any Discount Mortgage Loan in any of Allocation Group 1 or Collateral Allocation Group 3 will be equal to the amount described below:

Collateral Allocation Group	Net Mortgage Rate for Applicable Fraction of Mortgage Loan

1	(5.50% - Net Mortgage Rate of Collateral Allocation Group 2) divided by 5.50%

3	(6.00% - Net Mortgage Rate of Collateral Allocation Group 3) divided by 6.00%

The A-P Percentage with regard to any Non-Discount Mortgage Loan will be 0%.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Non-A-P Formula Principal Amount:

The “Non-A-P Formula Principal Amount” for any Distribution Date and each of Collateral Allocation Group 1, Collateral Allocation Group 2, Collateral Allocation Group 3 and Collateral Allocation Group 4 will equal the sum of:

(i)	the sum of the applicable Non-A-P Percentage of

(a) all monthly payments of principal due on the Applicable Fraction of each Mortgage Loan (other than a Liquidated Mortgage Loan) in the related Collateral Allocation Group on the related Due Date,

(b) the principal portion of the purchase price of the Applicable Fraction of each Mortgage Loan in the related Collateral Allocation Group that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement or the related Originator pursuant to the related underlying mortgage loan purchase agreement as of such Distribution Date,

(c) the Substitution Adjustment Amount in connection with the Applicable Fraction of any deleted Mortgage Loan in the related Collateral Allocation Group received with respect to such Distribution Date,

(d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Applicable Fraction of each Mortgage Loan in the related Collateral Allocation Group that is not yet a Liquidated Mortgage Loan received during the calendar month preceding the month of such Distribution Date,

(e) with respect to each Mortgage Loan in the related Collateral Allocation Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the Applicable Fraction of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan allocable to the related Collateral Allocation Group, and

(f) the Applicable Fraction of all partial and full principal prepayments by borrowers on the Mortgage Loans in related Collateral Allocation Group allocable to that Collateral Allocation Group received during the related Prepayment Period, and

(ii)
(A) the Applicable Fraction of any Subsequent Recoveries on the Mortgage Loans in that Collateral Allocation Group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to the Applicable Fraction of a Discount Mortgage Loan in that Collateral Allocation Group which incurred (1) an Excess Loss or (2) a Realized Loss after the related Senior Credit Support Depletion Date, the Applicable Fraction of the Non-A-P Percentage of any Subsequent Recoveries on the Mortgage Loans in that Collateral Allocation Group received during the calendar month preceding the month of such Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Senior Principal Distribution Amount:

The “Senior Principal Distribution Amount” for any Distribution Date and Collateral Allocation Group will equal the sum of

•the related Senior Percentage of the applicable Non-A-P Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-A-P Principal Amount for that Collateral Allocation Group and Distribution Date,

•for each Mortgage Loan in that Collateral Allocation Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the Applicable Fraction, of the lesser of

• the related Senior Percentage of the applicable Non-A-P Percentage of the Stated Principal Balance of the Mortgage Loan and

• either (i) the related Senior Prepayment Percentage of the applicable Non-A-P Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or (ii) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the applicable Non-A-P Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

• the related Senior Prepayment Percentage of the applicable Non-A-P Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-A-P Formula Principal Amount for that Collateral Allocation Group and Distribution Date, and

• the related Senior Prepayment Percentage for that Collateral Allocation Group of any Subsequent Recoveries on any Mortgage Loans in the related Loan Group and allocable (based upon Applicable Fraction) to that Collateral Allocation Group described in clause (ii) of the definition of Non-A-P Formula Principal Amount for the Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained in a related Loan Group that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount for that Collateral Allocation Group will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-A-P Percentage of the principal portion of the Bankruptcy Loss allocable to that Collateral Allocation Group; provided, further, however, that on any Distribution Date after the third Senior Termination Date, the Senior Principal Distribution Amount for the remaining Senior Certificates will be calculated pursuant to the above formula based on all the Mortgage Loans as opposed to the Applicable Fractions of the Mortgage Loans in the related Collateral Allocation Group.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Senior Percentage:

The “Senior Percentage” for any Senior Certificate Group and Distribution Date on or prior to the third Senior Termination Date will be equal to the Senior Percentage of the related Senior P&I Portion or Portions for that Distribution Date.  The “Senior Percentage” for any Senior P&I Portion and Distribution Date on or prior to the third Senior Termination Date is the percentage equivalent of a fraction the numerator of which is the principal balance of such Senior P&I Portion immediately before such Distribution Date and the denominator of which is the applicable Non-A-P Percentage of the Collateral Allocation Group Principal Balance as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date).  On any Distribution Date after the third Senior Termination Date, the Senior Percentage of the remaining Senior Certificate Group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates (other than any Classes of Notional Amount Certificates and any Class of Component A-P Certificates relating to the Certificates) of such remaining Senior Certificate Group immediately prior to such date, and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Certificates (other than any related Classes of Notional Amount Certificates and any related Class of Component A-P Certificates) immediately prior to such Distribution Date.

For any Distribution Date on and prior to the third Senior Termination Date, the “Subordinated Percentage” for the portion of the Subordinated Certificates relating to a Collateral Allocation Group will be calculated as the difference between 100% and the Senior Percentage of the Senior P&I Portion relating to that Collateral Allocation Group on such Distribution Date. After the third Senior Termination Date, the Subordinated Percentage will represent the entire interest of the Subordinated Certificates and will be calculated as the difference between 100% and the related Senior Percentage for such Distribution Date.

Senior Prepayment Percentage:

The “Senior Prepayment Percentage” of a Senior Certificate Group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%.  Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates (other than any related Classes of Notional Amount Certificates and any related Class of A-P Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Mortgage Loans evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

The Senior Prepayment Percentage of a Senior Certificate Group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage of a Senior Certificate Group exceeds the initial Senior Percentage of such Senior Certificate Group as of the Closing Date, in which case such Senior Prepayment Percentage for such Distribution Date will once again equal 100%).

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Cross Collateralization:

There are two ways in which payments made on the Applicable Fraction of the Mortgage Loans related to one Collateral Allocation Group or Combined Collateral Allocation Group (as applicable)  may be used to make distributions on Classes of Senior Certificates (other than any related Component of Class A-P Component Certificates) that are not related to that Collateral Allocation Group or Combined Collateral Allocation Group (as applicable). They are described below:

1. Cross-Collateralization due to Disproportionate Realized Losses on the Applicable Fractions of the Mortgage Loans related to one Collateral Allocation Group

If on any Distribution Date the aggregate Principal Balance of any Senior P&I Portion relating to a Senior Certificate Group after giving effect to distributions to be made on that Distribution Date, is greater than the Non-A-P Pool Balance for that Collateral Allocation Group (any such group, an “Undercollateralized Group”), all amounts otherwise distributable as principal to the Subordinated Certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the Senior P&I Portion of that Undercollateralized Group until the aggregate Principal Balance of the Senior P&I Portion of the Undercollateralized Group equals the Non-A-P Pool Balance for that Collateral Allocation Group (such distribution, an “Undercollateralization Distribution”). If a Senior Certificate Group (other than any related Class of Class A-P Component Certificates) constitutes an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other Collateral Allocation Groups remaining after all required amounts for that Distribution Date have been distributed to those Senior Certificate Groups (other than any related Class of Class A-P Component Certificates). If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Principal Balance of any Senior P&I Portion relating to a Senior Certificate Group exceeds the sum of the Non-A-P Balances for the related Undercollateralized Group. If more than one Senior Certificate Group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distributions will be allocated among such Senior Certificate Groups (other than any related Class of Class A-P Component Certificates), pro rata, based upon the aggregate excess of the Available Funds for the Senior Certificate Groups other than the Undercollateralized Group remaining after all required amounts for that Distribution Date have been distributed to those Senior Certificates.

Accordingly, the Subordinated Certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

2. Cross-Collateralization due to Disproportionate Principal Payments

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the third Senior Termination Date, the Non-A-P Formula Principal Amount for the Collateral Allocation Group relating to the Senior Certificate Group that has been paid in full will be distributed to the other Senior Certificate Groups (other than any related Class of Class A-P Component Certificates), so that each remaining Senior Certificate Group receives its pro rata portion thereof, based upon the respective aggregate Class Principal Balances thereof.  If principal from one Collateral Allocation Group is distributed to the Senior Certificate Groups (other than any related Class of Class A-P Component Certificates) that are not related to that Collateral Allocation Group according to this paragraph, the Subordinated Certificates will not receive that principal as a distribution.

After the third Senior Termination Date, the Subordinated Certificates will receive as distributions of principal the Subordinated Percentage of the Non-AP Formula Principal Amount for each Collateral Allocation Group.

Loss and Delinquency Tests:

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any Collateral
Allocation Group will occur unless both of the step down conditions listed below are satisfied with respect to each Collateral Allocation Group:

•
the outstanding principal balance of the Applicable Fraction of all Mortgage Loans in a Collateral Allocation Group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the Trust Fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the third Senior Termination Date, the Subordinated Percentage for such Collateral Allocation Group of the aggregate of the applicable Non-A-P Percentage of the Collateral Allocation Group Principal Balance, or (b) if such date is after the third Senior Termination Date, the aggregate Class Principal Balance of the Subordinated Certificates, does not equal or exceed 50% of the aggregate principal balance of the Subordinated Certificates on that Distribution Date, and

•	cumulative Realized Losses on all of the Mortgage Loans do not exceed
•
commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Principal Balance of the Subordinated Certificates as of the Closing Date (with respect to the Subordinated Certificates, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,
•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,
•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and
•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Allocation of Realized Losses:

On each Distribution Date, the portion of the applicable Non-A-P Percentage of any Realized Loss on the Mortgage Loans allocated, based upon the related Applicable Fraction, to a Collateral Allocation Group, other than any Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the related Senior Certificates Group (other than the related Class A-P Component and the notional amount certificates), pro rata, based upon, in the case of the Senior P&I Portions, their respective principal balances and in the case of any classes of certificates in that Senior Certificate Group their respective Class Principal Balances.  Any Realized Losses on the mortgage loans in a loan group allocated to the related Senior P&I Portion will also reduce the Class Certificate Balance of each class of Senior Certificates, pro rata, based upon their respective Class Principal Balance.

On each Distribution Date, the portion of the applicable Non-A-P Percentage of Excess Losses on the Mortgage Loans allocated, based upon the related Applicable Fraction, to a Collateral Allocation Group will be allocated pro rata among the Classes of Senior Certificates of the related Senior Certificate Group and the Subordinated Certificates as follows: (i) in the case of the Senior Certificate Group, the Senior Percentage of the Non-A-P Percentage of such Excess Loss will be allocated pro rata, based upon, in the case of the Senior P&I Portions, their respective principal balances and (ii) in the case of the Subordinated Certificates, the Subordinated Percentage of the Non-A-P Percentage of such Excess Loss will be allocated among the Classes Subordinated Certificates pro rata based on each Class’ share of the related Subordinated Portion for the related Collateral Allocation Group.  Any Excess Losses on the mortgage loans in a loan group allocated to the related Senior P&I Portion will also reduce the Class Certificate Balance of each class of Senior Certificates, pro rata, based upon their respective Class Principal Balance.

Excess Loss:

Excess Losses are special hazard, fraud or bankruptcy losses that exceed levels specified by the Rating Agencies based on their analysis of the Mortgage Loans.

Senior Credit Support Depletion Date:

The “Senior Credit Support Depletion Date” is the date on which the aggregate Class Principal Balance of the Subordinated Certificates has been reduced to zero.

Senior Principal Distribution:

On each Distribution Date, the related Non-A-P Formula Principal Amount, up to the amount of the related Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal of the following Classes of Senior Certificates, in the following order of priority:

The Group 1 Senior Certificates
•	With respect to Collateral Allocation Group 1, to the Class 1-A-1 Certificates, until its Class Principal Balance is reduced to zero.

The Group 2 Senior Certificates
•	With respect to Collateral Allocation Group 2, to the Class 2-A-1 Certificates, until its Class Principal Balance is reduced to zero.

The Group 3 Senior Certificates
•
With respect to Collateral Allocation Group 3, sequentially, first to the Class A-R Certificates, until its Class Principal Balance is reduced to zero, and then concurrently, to the remaining Group 3 Senior Certificates as follows:

1.      39.0392455159% to the Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7 and Class 3-A-8 Certificates, sequentially, in the following order of priority:

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

a.           concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, the Class 3-A-1 and Class 3-A-2 Priority Amount, pro rata, until their respective Class Principal Balances are reduced to zero;
b.           to the Class 3-A-3 Certificates, in an amount up to the amount necessary to reduce its Class Principal Balance to its Planned Balance for that Distribution Date;
c.           concurrently, (x) 4.0000000000% to the Class 3-A-6 Certificates, until its Class Principal Balance is reduced to zero, and (y) 96.0000000000% to the Class 3-A-4 and Class 3-A-5 Certificates, sequentially, in the following order of priority:
(i)           to the Class 3-A-4 Certificates, in an amount up to the amount necessary to reduce its Class Principal Balance to its Targeted Balance for that Distribution Date;
(ii)           to the Class 3-A-5 Certificates, until its Class Principal Balance is reduced to zero; and
(iii)           to the Class 3-A-4 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Principal Balance is reduced to zero;
d.           to the Class 3-A-3 Certificates, without regard to its Planned Balance for that Distribution Date, until its Class Principal Balance is reduced to zero;
e.           sequentially, to the Class 3-A-7 and Class 3-A-8 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and
f.           concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, without regard to the Class 3-A-1 and Class 3-A-2 Priority Amount, until their respective Class Principal Balances are reduced to zero;
2.      58.7659507658% to the Class 3-A-11, Class 3-A-12, Class 3-A-13, Class 3-A-16, Class 3-A-17 and Class 3-A-18 Certificates, sequentially, in the following order of priority:
a.           to the Class 3-A-11 Certificates, the Class 3-A-11 Priority Amount, until its Class Principal Balance is reduced to zero;
b.           to the Class 3-A-12 Certificates, in an amount up to $1,000 on each Distribution Date, until its Class Principal Balance is reduced to zero;
c.           to the Class 3-A-13 Certificates, in an amount up to $887,000 on each Distribution Date, until its Class Principal Balance is reduced to zero;
d.           sequentially, to the Class 3-A-12, Class 3-A-13, Class 3-A-16, Class 3-A-17 and Class 3-A-18 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and
e.           to the Class 3-A-11 Certificates, without regard to the Class 3-A-11 Priority Amount, until its Class Principal Balance is reduced to zero; and
3.      2.1948037183% to the Class 3-A-10 Certificates, until its Class Principal Balance is reduced to zero.

The Group 4 Senior Certificates
•	With respect to Collateral Allocation Group 4, to the Class 4-A-1 Certificates, until its Class Principal Balance is reduced to zero.

Notwithstanding the foregoing, on each Distribution Date on and after the related Senior Credit Support Depletion Date, the Non-A-P Formula Principal Amounts for Collateral Allocation Group 3 will be distributed, concurrently, as principal to the Classes of Senior Certificates in the related Senior Certificate Group (other than the Class 3-A-P Certificates), pro rata, in accordance with their respective Class Principal Balances immediately before that Distribution Date.
In the event that Depositable Certificates are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each related Class of Depositable Certificates.
In addition, on each Distribution Date, the Class P Distribution Amount shall be distributed to the Class P Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Senior Termination Date:

The “Senior Termination Date” for a Senior Certificate Group is the date on which the aggregate Principal Balance any Senior P&I Portion relating to a Senior Certificate Group is reduced to zero.

Trust Tax Status:

One or more REMICs.

ERISA Eligibility:

Subject to the considerations in the Prospectus and the Free Writing Prospectus, the Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:

It is anticipated that the Offered Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement and Prospectus:

This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink: [http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt]

Risk Factors:

PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Static Pool Information:

Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/prime.html.  On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

In addition, information concerning the performance of the Mortgage Loans originated and serviced by MSCC in the sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/MSCC.html.  On this website, you can view delinquency, cumulative loss, and prepayment information by vintage year for these Mortgage Loans for the past two years or if originated less than two years ago, since origination.  In addition, the performance information relating to the Mortgage Loans described above may have been influenced by factors beyond MSCC’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loans securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

ANNEX II

AVAILABLE EXCHANGES OF DEPOSITABLE CERTIFICATES FOR EXCHANGEABLE CERTIFICATES(1)(2)

Classes of Depositable Certificates		Related Classes of Exchangeable Certificates
Class or Classes of Depositable Certificates	Original Certificate Balance or Notional Amount	Class or Classes of Exchangeable Certificates	Original Certificate Balance or Notional Amount	Pass-Through Rate(3)
Recombination 1
Class 1-A-1	$22,270,000	Class 1-A-2	$21,468,000	5.50000%
		Class 1-A-3	$802,000	5.50000%

Recombination 2
Class 2-A-1	$23,171,000	Class 2-A-2	$22,336,000	6.00000%
		Class 2-A-3	$835,000	6.00000%

Recombination 3
Class 3-A-7	$17,822,000	Class 3-A-9	$24,650,000	6.00000%
Class 3-A-8	$6,828,000

Recombination 4
Class 3-A-12	$61,708,000	Class 3-A-14	$154,270,000	6.00000%
Class 3-A-13	$92,562,000

Recombination 5
Class 3-A-14(5)	$154,270,000	Class 3-A-15	$168,009,000	6.00000%
Class 3-A-16	$13,739,000

Recombination 6
Class 3-A-16	$13,739,000	Class 3-A-19	$38,291,000	6.00000%
Class 3-A-20(5)	$24,552,000

Recombination 7
Class 3-A-17	$17,752,000	Class 3-A-20	$24,552,000	6.00000%
Class 3-A-18	$6,800,000

Recombination 8
Class 3-A-9(5)	$24,650,000	Class 3-A-21	$49,202,000	6.00000%
Class 3-A-20(5)	$24,552,000

Recombination 9
Class 3-A-11	$24,531,000	Class 3-A-22	$217,092,000	6.00000%
Class 3-A-14(5)	$154,270,000
Class 3-A-19(5)	$38,291,000

Recombination 10
Class 3-A-22(5)	$217,092,000	Class 3-A-23	$186,078,857	Floating Rate
		Class 3-A-24	$186,078,857(4)	Inverse Floating Rate
		Class 3-A-25	$31,013,143	Principal Only

Recombination 11
Class 3-A-22(5)	$217,092,000	Class 3-A-27	$186,078,857	Floating Rate
		Class 3-A-28	$186,078,857(4)	Inverse Floating Rate
		Class 3-A-25	$31,013,143	Principal Only

Recombination 12
Class 3-A-22(5)	$217,092,000	Class 3-A-30	$186,078,857	Floating Rate
		Class 3-A-31	$186,078,857(4)	Inverse Floating Rate
		Class 3-A-25	$31,013,143	Principal Only

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Classes of Depositable Certificates		Related Classes of Exchangeable Certificates
Class or Classes of Depositable Certificates	Original Certificate Balance or Notional Amount	Class or Classes of Exchangeable Certificates	Original Certificate Balance or Notional Amount	Pass-Through Rate(3)
Recombination 13
Class 3-A-22(5)	$217,092,000	Class 3-A-33	$173,673,600	Floating Rate
		Class 3-A-34	$173,673,600(4)	Inverse Floating Rate
		Class 3-A-35	$43,418,400	Principal Only

Recombination 14
Class 3-A-22(5)	$217,092,000	Class 3-A-23	$186,078,857	Floating Rate
		Class 3-A-26	$31,013,143	Inverse Floating Rate

Recombination 15
Class 3-A-22(5)	$217,092,000	Class 3-A-27	$186,078,857	Floating Rate
		Class 3-A-29	$31,013,143	Inverse Floating Rate

Recombination 16
Class 3-A-22(5)	$217,092,000	Class 3-A-30	$186,078,857	Floating Rate
		Class 3-A-32	$31,013,143	Inverse Floating Rate

Recombination 17
Class 3-A-22(5)	$217,092,000	Class 3-A-33	$173,673,600	Floating Rate
		Class 3-A-36	$43,418,400	Inverse Floating Rate

Recombination 18
Class 3-A-22(5)	$217,092,000	Class 3-A-37	$217,092,000	5.75000%
		Class 3-A-38	$9,045,500(4)	6.00000%

Recombination 19
Class 3-A-22(5)	$217,092,000	Class 3-A-39	$217,092,000	5.50000%
		Class 3-A-40	$18,091,000(4)	6.00000%

Recombination 20
Class 3-A-22(5)	$217,092,000	Class 3-A-41	$108,546,000	5.75000%
		Class 3-A-42	$108,546,000	6.25000%

Recombination 21
Class 4-A-1	$76,936,000	Class 4-A-3	$73,859,000	Floating Rate
		Class 4-A-4	$3,077,000	Floating Rate
		Class 4-A-5	$3,077,000(4)	Toggle

Recombination 22
Class 3-A-22(5)	$217,092,000	Class 3-A-23	$43,418,400	Floating Rate
		Class 3-A-24	$43,418,400(4)	Inverse Floating Rate
		Class 3-A-37	$173,673,600	5.75000%

Recombination 23
Class 3-A-22(5)	$217,092,000	Class 3-A-27	$43,418,400	Floating Rate
		Class 3-A-28	$43,418,400(4)	Inverse Floating Rate
		Class 3-A-37	$173,673,600	5.75000%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Classes of Depositable Certificates		Related Classes of Exchangeable Certificates
Class or Classes of Depositable Certificates	Original Certificate Balance or Notional Amount	Class or Classes of Exchangeable Certificates	Original Certificate Balance or Notional Amount	Pass-Through Rate(3)
Recombination 24
Class 3-A-22(5)	$217,092,000	Class 3-A-30	$43,418,400	Floating Rate
		Class 3-A-31	$43,418,400(4)	Inverse Floating Rate
		Class 3-A-37	$173,673,600	5.75000%

Recombination 25
Class 3-A-22(5)	$217,092,000	Class 3-A-33	$31,013,142	Floating Rate
		Class 3-A-34	$31,013,142(4)	Inverse Floating Rate
		Class 3-A-37	$186,078,857	5.75000%

Recombination 26
Class 3-A-22(5)	$217,092,000	Class 3-A-23	$72,364,000	Floating Rate
		Class 3-A-24	$72,364,000(4)	Inverse Floating Rate
		Class 3-A-39	$144,728,000	5.50000%

Recombination 27
Class 3-A-22(5)	$217,092,000	Class 3-A-27	$72,364,000	Floating Rate
		Class 3-A-28	$72,364,000(4)	Inverse Floating Rate
		Class 3-A-39	$144,728,000	5.50000%

Recombination 28
Class 3-A-22(5)	$217,092,000	Class 3-A-30	$72,364,000	Floating Rate
		Class 3-A-31	$72,364,000(4)	Inverse Floating Rate
		Class 3-A-39	$144,728,000	5.50000%

Recombination 29
Class 3-A-22(5)	$217,092,000	Class 3-A-33	$54,273,000	Floating Rate
		Class 3-A-34	$54,273,000(4)	Inverse Floating Rate
		Class 3-A-39	$162,819,000	5.50000%

______________

(1)
Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex II.  In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Principal Balances or Notional Amounts of the related Depositable Certificates at the time of exchange.

(2)
If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a Class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See “Description of the Certificates— Book-Entry Certificates; Denominations” in this prospectus supplement.

(3)	For a description of the Pass-Through Rates for these Classes of Certificates please see the table on pages [iv and v] of this Prospectus Supplement.

(4)	The Class 3-A-24, Class 3-A-28, Class 3-A-31, Class 3-A-34, Class 3-A-38, Class 3-A-40 and Class 4-A-5 Certificates are interest only Notional Amount Certificates.

(5)
Although listed in this chart as a “Depositable Certificate” this Class of Certificates is actually an “Exchangeable Certificate” but is presented as a Depositable Certificate for this Recombination for your ease of review.  In order to affect the exchange presented in this Recombination, you will need to own either this Class of Certificates or the Depositable Certificates related thereto (as identified elsewhere in this chart) in the proportion set forth in the Recombination in which this Class of Certificates is created.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

EXHIBIT 1

The “Loan-to-Value Ratio” of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the “FICO Scores” tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

The prepayment assumption is the Standard Prepayment Assumption (“PSA”), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. PSA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% PSA assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18% per annum in month 30 and remaining constant at 18% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

EXHIBIT 2
GMAC Mortgage, LLC
General
GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044.  Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Servicing Activities
GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of the three months ended March 31, 2007, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,260,870 of residential mortgage loans having an aggregate unpaid principal balance of approximately $280 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 368,604 loans having an aggregate unpaid principal balance of over $73.5 billion.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $207.0 billion, $31.8 billion, $18.7 billion and $22.4 billion during the three months ended March 31, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2007	2006	2005	2004	2003
Prime conforming mortgage loans
No. of Loans	1,469,628	1,455,919	1,392,870	1,323,249	1,308,284
Dollar Amount of Loans	$207,037	$203,894	$186,364	$165,521	$153,601
Percentage Change from Prior Year	1.54%	9.41%	12.59%	7.76%	2.11%
Prime non-conforming mortgage loans
No. of Loans	66,981	67,462	69,488	53,119	34,041
Dollar Amount of Loans	$31,797	$32,220	$32,385	$23,604	$13,937
Percentage Change from Prior Year	(1.31)%	(0.51)%	37.20%	69.36%	11.12%
Government mortgage loans
No. of Loans	179,431	181,563	181,679	191,844	191,023
Dollar Amount of Loans	$18,692	$18,843	$18,098	$18,328	$17,594
Percentage Change from Prior Year	(0.80)%	4.12%	(1.25)%	4.17%	(16.91)%
Second-lien mortgage loans
No. of Loans	544,830	514,085	392,261	350,334	282,128
Dollar Amount of Loans	$22,446	$20,998	$13,034	$10,374	$7,023
Percentage Change from Prior Year	6.90%	61.10%	25.64%	47.71%	5.36%
Total mortgage loans serviced
No. of Loans	2,260,870	2,219,029	2,036,298	1,918,546	1,815,476
Dollar Amount of Loans	279,972	$275,955	$249,881	$217,827	$192,155
Percentage Change from Prior Year	1.46%	10.43%	14.72%	13.36%	0.71%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Billing and Payment Procedures
As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans.  GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments.  Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

EXHIBIT 3

Morgan Stanley Credit Corporation

Servicing of Mortgage Loans

General.  The Servicer will be responsible for servicing the mortgage loans in a manner consistent with the terms of the Servicing Agreement and in a manner which shall be normal and usual in its general servicing activities.  The principal executive offices of the Servicer are located at 2500 Lake Cook Road, Riverwoods, Illinois 60015, and the principal servicing center is located in Sioux Falls, South Dakota.  The Servicer is an approved mortgage loan servicer for Fannie Mae and is licensed to service mortgage loans in each state where a license is required. The Servicer is an indirect wholly-owned subsidiary of Morgan Stanley.

Loan Servicing.  The Servicer has established standard policies for the servicing and collection of mortgage loans. Servicing includes, but is not limited to:

(a)                 collecting, aggregating and remitting mortgage loan payments;

(b)                 accounting for principal and interest;

(c)                 holding escrow (impound) funds for payment of taxes and insurance, if applicable;

(d)                 making inspections as required of the mortgaged properties;

(e)                 preparation of tax related information in connection with the mortgage loans;

(f)                 supervision of delinquent mortgage loans;

(g)                 loss mitigation efforts;

(h)                 foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

(i)          generally administering the mortgage loans, for which it receives servicing fees.

Billing statements are mailed monthly by MSCC.  For the mortgage loans with adjustable loan rates, notice of changes in the applicable loan rate are provided by MSCC to the mortgagor.  To the extent permitted by the applicable Servicing Agreement, MSCC executes assumption agreements, substitution agreements and instruments of satisfaction or cancellation or of partial or full release or discharge or any other agreement contemplated by such servicing agreement.

MSCC is authorized to engage in a wide variety of loss mitigation practices with respect to the mortgage loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements and capitalization of arrearages; provided, in any case, that MSCC determines that such action is generally consistent with the MSCC’s policies with respect to similar loans; and provided, further, that certain of such modifications (including reductions in the loan rate, partial forgiveness or a maturity extension) may only be taken if the mortgage loan is in default or if default is reasonably foreseeable.  With respect to mortgage loans that come into and continue in default, MSCC may take a variety of actions including foreclosure upon the related mortgaged property, writing off the balance of the mortgage loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, arranging for a repayment plan, modifications as described above or taking an unsecured note.

Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer’s business judgment, changes in the Servicer’s portfolio of real estate secured mortgage loans that it services for its clients, applicable laws and regulations and other considerations.

Delinquency and Loss Experience.  The following table sets forth certain information concerning the delinquency experience (including pending foreclosures) on mortgage loans that were originated or acquired by MSCC and were being serviced by MSCC on November 30, 2002, November 30, 2003, November 30, 2004, November 30, 2005 and November 30, 2006.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Delinquency Experience of the MSCC Portfolio of Mortgage Loans

Nov. 30, 2002	Nov. 30, 2002	Nov. 30, 2003	Nov. 30, 2003	Nov. 30, 2004	Nov. 30, 2004	Nov. 30, 2005	Nov. 30, 2005	Nov. 30, 2006	Nov. 30, 2006
By Dollar Amount of Loans	By Number of Loans	By Dollar Amount of Loans	By Number of Loans	By Dollar Amount of Loans	By Number of Loans	By Dollar Amount of Loans	By Number of Loans	By Dollar Amount of Loans	By Number of Loans
Loan Portfolio	$4,944,219,000	19,354	$7,468,471,000	27,540	$8,791,708,000	31,013	$7,737,515,000	27,834	$7,268,827,000	26,502
Period of Delinquency(1)
30 through 59 days	3,038,000	18	2,599,000	14	2,296,000	15	4,865,000	20	7,011,000	17
60 through 89 day	1,203,000	10	1,965,000	9	1,287,000	4	3,453,000	13	2,397,000	8
90 days or more	2,673,000	12	5,275,000	22	4,825,000	22	5,439,000	18	10,495,000	23

Total Delinquent	$6,914,000	40	$9,839,000	45	$8,408,000	41	$13,757,000	51	$19,903,000	48

Percent of Loan Portfolio	0.14%	0.21%	0.13%	0.16%	0.10%	0.13%	0.18%	0.18%	0.27%	0.18%

____________________

(1)	Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category indicated in the chart.

The following table sets forth certain information concerning loan loss experience of MSCC for the years ended November 30, 2002, November 30, 2003, November 30, 2004, November 30, 2005 and November 2006 with respect to the mortgage loans referred to above.

Loan Loss Experience of the MSCC Portfolio of Mortgage Loans

Losses	November 30, 2002	November 30, 2003	November 30, 2004	November 30, 2005	November 30, 2005
Average portfolio balance(1)	$3,761,663,000	$6,276,264,000	$8,198,057,000	$8,351,121,000	$7,474,781,000
Net losses(2)	$206,000	$262,000	$388,000	$262,000	$104,000
Net losses as a percentage of
average portfolio balance	0.01%	0.00%	0.00%	0.00%	0.00%
________________

(1)           Average portfolio balance is the sum of the prior year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods.
(2)           Net losses are stated after giving effect to the recovery of liquidation proceeds.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

EXHIBIT 4

Saxon Mortgage Services, Inc.

The information under this subheading “—Saxon Mortgage Services, Inc.” has been provided by Saxon.

History

One of the servicers, Saxon, a Texas corporation, is an indirect subsidiary of Saxon Capital, Inc., which itself is a direct subsidiary of MSMCH.  As a result, Saxon is an affiliate of the sponsor, the depositor, Morgan Stanley Capital Services Inc. (the interest rate swap provider) and Morgan Stanley & Co. Incorporated (the underwriter).  Saxon began its mortgage loan servicing operations in 1960 under the name Cram Mortgage Service, Inc., changed its name in September 1994 to Meritech Mortgage Services, Inc., and changed its name Saxon Mortgage Services Inc. in April 2002.  Saxon services mortgage loans for its affiliates as well as other non-affiliated lenders and investors.

Experience and Procedures

In 2001, Saxon began acquiring servicing from third parties in addition to servicing the mortgage loans of affiliates.  Currently a substantial majority of the loans in Saxon’s servicing portfolio are serviced for third parties.  Of over 85 securitizations Saxon services, 27 were issued by an affiliate of Saxon and the rest were issued by third party issuers.  At this time, substantially all of Saxon’s servicing portfolio consists of sub-prime mortgage loans, comprised of fixed rate and adjustable rate, first- and second-lien conventional mortgage loans.  Saxon’s servicing platform, MortgageServ, is able to service virtually any type of mortgage loan product.  Saxon has serviced interest-only products for two years, in 2005 started servicing mortgage loans with amortization periods of up to forty years, and in 2006 started servicing mortgage loans with amortization periods of up to fifty years.

Saxon services all mortgage loans according to its life of loan credit risk management strategy which was developed substantially for the servicing of sub-prime mortgage loans. The risk of delinquency and loss associated with sub-prime mortgage loans requires active communication with borrowers. Beginning with an introductory call made as soon as the loans are activated on Saxon’s servicing system, Saxon attempts to establish a consistent payment relationship with the borrower. In addition, Saxon’s call center uses a predictive dialer, to create calling campaigns for delinquent loans based upon the borrower’s historical payment patterns and the borrower’s risk profile. Saxon’s representatives have technology available to enhance service and delinquency management.  Contact with borrowers is tailored to reflect the borrower’s payment habit, loan risk profile, and loan status. Borrower contact is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. Saxon’s website provides borrowers with access to account information and online payment alternatives.  Mortgage loan documents and financial guides offering alternatives to foreclosure are available on the website.  Saxon Call Center representatives are blended agents with customer focused collections skill sets.

Saxon’s goal is to provide the most efficient and economical solutions.  Outsourcing of appropriate servicing functions has allowed Saxon to maintain a high quality of performance at reduced costs while allowing Saxon to focus its expertise on managing the outsourced service providers.  In the past, Saxon has successfully outsourced areas including tax, insurance, foreclosure and bankruptcy processing and tracking. In 2004, Saxon outsourced the document management area, resulting in faster imaging of mortgage loan documents with lower document exception rates.

Between the 35th and 48th day of delinquency, the borrower receives a demand notice depending on the risk and the early indicator score of the mortgage loan.  If required by applicable law, 30 days or more is allowed to cure the default before the account is referred to foreclosure.   The Call Center continues active collection campaigns and may offer the borrower relief through an informal repayment arrangement designed to resolve the delinquency in ninety days or less.

Accounts moving from 30 days delinquent to 60 or more days delinquent are transferred to the Loss Mitigation Department, which is supported by the predictive dialer, as well as the MortgageServ system. The Loss Mitigation Department continues to actively attempt to resolve the delinquency while Saxon’s Foreclosure department refers the file to local counsel to begin the foreclosure process.

The MortgageServ system is Saxon’s core servicing platform. It provides all the mortgage loan level detail and interacts with all of Saxon’s supplemental applications such as the dialer, pay-by-phone and website.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

Delinquent accounts not resolved through collection and loss mitigation activities are foreclosed in accordance with state and local laws. Foreclosure timelines are managed through an outsourcing relationship that uploads data into the MortgageServ system. The MortgageServ system schedules key dates throughout the foreclosure process, enhancing the outsourcer’s ability to monitor and manage foreclosure counsel. Properties acquired through foreclosure are transferred to the REO department to manage eviction and marketing of the properties.

Once REO properties are vacant, they are listed with one of three national asset management firms that develop a marketing strategy designed to ensure the highest net recovery upon liquidation. The REO department monitors these asset managers. Property listings are reviewed monthly to ensure the properties are properly maintained and actively marketed.

Saxon services nine securitizations for which servicer events of default have occurred.  Eight were triggered by delinquency levels, and one was triggered by the cumulative loss level.  Each of these securitizations was issued in or prior to 2001.  Saxon has never been removed as servicer and has not failed to comply with servicing criteria in any servicing agreements.  In addition to the nine securitizations above, Saxon services another three securitizations issued before 2001, two of which have more than one servicer, in which performance triggers have occurred due to delinquency levels.  Typically, this results in a re-direction of bond principal payments to the most senior classes.  Saxon has not failed to make required advances with respect to any securitizations for which it is servicer.

Saxon’s assessment of compliance with applicable servicing criteria discloses that it was not in compliance with Items 1122(d)(4)(i) and 1122(d)(1)(ii) of Regulation AB due to the failure to send certain lien releases to consumers or to the recording jurisdiction, as appropriate, within the timeframes required by Saxon’s guidelines or due to an error in Saxon’s guidelines regarding the required means of delivery of lien releases.  The assessment of compliance indicates that delays in timeliness were caused by the failure of Saxon’s vendor’s database to upload data regarding payments-in-full provided by Saxon in order to produce lien releases in a timely manner. Saxon has taken remedial actions to remedy the exceptions, to prevent exceptions going forward, and to remedy applicable procedures.

In addition, the assessment of compliance with applicable servicing criteria performed by a servicing function participant contracted by Saxon reflects that it was not in compliance with Item 1122(d)(4)(xi) of Regulation AB due to one payment having been made after the expiration date of the insurance policy, based on a sample of loans reviewed for purposes of such assessment.  Based on discussions Saxon has had with this servicing function participant, Saxon believes that the servicing function participant has taken actions designed to remedy the procedures that led to this compliance exception.

Size, Composition and Growth of Saxon’s Portfolio of Serviced Assets

Currently, substantially all of Saxon’s servicing portfolio consists of non-prime mortgage loans, represented by fixed rate and adjustable rate, first- and second-lien conventional mortgage loans. The following table reflects the size and composition of Saxon’s affiliate-owned and third party servicing portfolio as of the end of each indicated period.

Saxon’s Portfolio of Mortgage Loans

Unpaid Principal Balance as of:
(Dollar Amounts, in thousands)

	February 28, 2007	December 31, 2005	December 31, 2004	December 31, 2003
Saxon Affiliate[1]	$7,150,070	$6,394,873	$5,950,965	$4,665,770
Third Party	22,169,173	18,365,897	14,214,977	5,233,753
Total	$29,319,243	$24,760,770	$20,165,942	$9,899,523

Saxon Rating Information

Saxon’s residential sub-prime servicing operations are currently rated as “Above Average” by S&P.  Fitch has rated Saxon “RPS2+” as a primary servicer of residential Alt-A and sub-prime products.  Moody’s has rated Saxon “SQ2+” as a primary servicer of residential sub-prime mortgage loans.  Saxon is an approved Freddie Mac and Fannie Mae servicer.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

No Material Changes to Servicer Policies and Procedures

There have been no material changes in Saxon’s servicing policies and procedures during the past three years.

Relationships with Transaction Parties

As a result of a merger, completed on December 4, 2006, between Saxon Capital, Inc. and a subsidiary of the sponsor, Saxon is an affiliate of the sponsor, the depositor, Morgan Stanley Capital Services Inc. (the interest rate swap provider) and Morgan Stanley & Co. Incorporated (the underwriter).

___________________
1Saxon Affiliate includes securitizations in which Saxon Asset Securities Company is the depositor and servicing of mortgage loans originated or purchased by Saxon Mortgage, Inc. and Saxon Funding Management LLC.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	July 27, 2007

TERM SHEET DISCLAIMER

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”).  This material was not produced by a Morgan Stanley research analyst, although it may refer to a Morgan Stanley research analyst or research report.  Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the Morgan Stanley fixed income or equity research department or others in the firm.

This material may have been prepared by or in conjunction with Morgan Stanley trading desks that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein.  The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein.  Trading desk materials are not independent of the proprietary interests of Morgan Stanley, which may conflict with your interests. Morgan Stanley may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.

This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where the offer, solicitation or sale is not permitted.
Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not,  may not be offered or sold absent an exemption therefrom.  Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors.  This material has been prepared and issued by Morgan Stanley for intended distribution to market professionals and institutional investor clients.  Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.  You should consider this material as only a single factor in making an investment decision.

Options are not for everyone.  Before purchasing or writing options, investors should understand the nature and extent of their rights and obligations and be aware of the risks involved, including the risks pertaining to the business and financial condition of the issuer and the security/instrument.  A secondary market may not exist for these securities.  For Morgan Stanley customers who are purchasing or writing exchange-traded options, please review the publication ‘Characteristics and Risks of Standardized Options,’ which is available from your account representative.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors.  There may be time limitations on the exercise of options or other rights in securities/instruments transactions.  Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized.  Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates.  Other events not taken into account may occur and may significantly affect the projections or estimates.  Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and Morgan Stanley does not represent that any such assumptions will reflect actual future events.  Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein.   Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, Morgan Stanley and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure.  For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

In the UK, this communication is directed in the UK to those persons who are market counterparties or intermediate customers (as defined in the UK Financial Services Authority’s rules). In Japan, this communication is directed to the sophisticated institutional investors as defined under the Foreign Broker Dealer Law of Japan and the ordinances thereunder.  The trademarks and service marks contained herein are the property of their respective owners.

This material may not be sold or redistributed without the prior written consent of Morgan Stanley.

© 2006 Morgan Stanley